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                                                                       EXHIBIT B

                             JOINT FILING AGREEMENT


               The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1997


                                        The TCW Group, Inc.


                                        By:  /s/ Mohan V. Phansalker
                                             _______________________
                                             Mohan V. Phansalkar
                                             Authorized Signatory



                                        Robert Day


                                        By:  /s/ Mohan V. Phansalker
                                             _______________________
                                             Mohan V. Phansalkar
                                             Under Power of Attorney
                                             dated January 30,1996,
                                             on File with Schedule 13G
                                             Amendment Number 1 for
                                             Matrix Service Co.
                                             dated January 30, 1996.





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